Exhibit 99.1

RH CHAIRMAN & CEO GARY FRIEDMAN ADDRESSES ORGANIZATIONAL CHANGES AND EXPENSE REDUCTIONS IN RESPONSE TO CURRENT BUSINESS CONDITIONS

CORTE MADERA, Calif.--(BUSINESS WIRE)--April 6, 2020--RH (NYSE: RH)

To Our People, Partners, and Shareholders,

I hope this note finds you and your family healthy and safe.

These are clearly unimaginable times. Never have we been faced with such a crisis that crosses communities, cultures and countries around the world. The COVID-19 coronavirus is impacting every aspect of life as we know it, and navigating through this from a personal and professional perspective is requiring us to make unprecedented changes.

As you are aware, we are entering the fourth week that our Galleries, Restaurants, and Outlets in North America have been closed to help prevent the spread of COVID-19. It appeared hopeful that business would resume soon when President Trump discussed as late as Friday March 27th that he anticipated the country could be back to work and reopen by Easter weekend April 12th, only to follow up two days later on Sunday March 29th that he now expects businesses to remain closed through the end of April. That is how quickly this situation is changing, not even the President is able to predict what to expect day to day, or in some cases hour to hour. While hopeful we can get back to our normal lives earlier than later, what remains paramount is the safety and well-being of our people, customers, and communities.

With the lack of clarity regarding when it will be safe to reopen, we have made the difficult decision to temporarily furlough approximately 2,300 team members, and permanently reduce our workforce by 440 team members. A furlough anticipates that team members will return to work at some point in the future. The exact timing of when our Galleries, Restaurants, and Outlets will reopen is uncertain. While we expect some portion of our business may resume on the basis of what state and local governments permit, the complete return to normal operations may occur over time rather than all at once.

Additionally, we are implementing temporary salary reductions for leaders across the Company ranging from 10% for Leaders and salaried Team Members, 20% for Directors, 30% for Vice Presidents, and 40% for Senior Vice Presidents and Chief titles. The Executive Leadership Team has chosen to forgo 100% of our salaries until business stabilizes.

To support our team members who are impacted by these decisions, we have provided information regarding unemployment benefits and the government sponsored assistance programs under the CARES Act in the United States, and the CERB in Canada. We will also continue to provide health benefits, including covering team member contributions during the furlough period.

We have also made decisions to significantly reduce capital expenditures and expenses by approximately $130 million and $150 million in fiscal 2020. The capital expenditure reductions are primarily the result of delaying our Gallery transformation efforts with the exception of RH Marin and RH Charlotte, which will open sometime this Spring-Summer when state and local governments permit. The $150 million of expense reductions are inclusive of approximately $70 million of compensation savings, assuming our Galleries, Restaurants, and Outlets reopen in June, $50 million of advertising savings, and $20 million of savings related to the delay of our Gallery transformations.

While the doors to our Galleries are closed, our interior design teams across North America continue to open their minds, and are finding creative ways to help our customers reimagine their homes while sheltering in their home. We also believe the seismic shifts in consumer spending that are beginning to take hold, and the new habits being formed as a result of social distancing and sheltering in place, create opportunities for the RH brand to play an even more important role in the lives of consumers who are making their homes the center of everything they do.

We would like to once again thank all of the brave individuals across health care, social services, sanitation, transportation, warehousing, delivery, law enforcement, pharmacy, grocery and government who continue to risk their health to protect ours, and keep some semblance of familiarity in our lives, in a very unfamiliar world.

Lastly, rest assured we will be doing everything in our power to overcome this crisis and bring our team members back together so we can continue our quest of becoming one of the most admired brands in the world.

We will use this period to once again reimagine and elevate the RH brand, ensuring this time is defined by our vision, not by a virus.

Carpe Diem,

Gary

ABOUT RH

RH (NYSE: RH) is a curator of design, taste and style in the luxury lifestyle market. The Company offers its collections through its retail galleries across North America, the Company’s multiple Source Books, and online at RH.com, RHModern.com, RHBabyandChild.com, RHTeen.com and Waterworks.com.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of the federal securities laws, including without limitation, statements regarding the planned reductions in expenses and capital expenditures in fiscal 2020 including the amount of such savings and the breakdown of such savings by category; expectations regarding the delay in our Gallery transformation efforts and the potential timing for opening the RH Marin and RH Charlotte Galleries in 2020; expectations that our interior design teams are finding creative ways to engage our customers while our Galleries are closed; expectations concerning new consumer spending patterns and habits that are being formed as a result of social distancing and sheltering in place including that consumers are making their homes the center of their lives; our belief that we are well-positioned to take advantage of opportunities as a result of the COVID-19 crisis; our anticipation that we will be providing additional information about our outlook and expectations at some point in the future when business conditions begin to normalize; expectations regarding the furlough of our team members including the continuation of health benefits to furloughed associates and the timing of their potential return to work; the timing for the reopening of our Galleries, Restaurants and Outlets; the duration and scope of salary reductions for leaders across the Company; expectations about our ability to reimagine and elevate the RH brand; our quest to become one of the most admired brands in the world; and any statements or assumptions underlying any of the foregoing.

You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future events. We cannot assure you that future developments affecting us will be those that we have anticipated. Important risks and uncertainties that could cause actual results to differ materially from our expectations include the global outbreak of the coronavirus (COVID-19) virus, which poses significant and widespread risks to our business as well as to the business environment and the markets in which we operate our business. We have already experienced significant disruption to our business as a result of the rapid development of the COVID-19 pandemic. The Company has temporarily closed its retail locations for an indeterminate period of time and has implemented other efforts to reduce expenses including through the furlough and termination of a large number of our team members. The impact of these efforts is uncertain and we may not achieve the benefits that we seek from these initiatives. Changes in consumer behavior and health concerns as a result of the COVID-19 outbreak have had a negative effect on customer demand. A large number of states and municipalities in the U.S. where we operate have implemented temporary closure requirements with respect to non-essential business operations and the duration of these requirements are unknown, and a number of mall operators as well as other retailers have elected to temporarily cease operations. The COVID-19 outbreak also may have a material adverse impact on our supply chain including the manufacture, supply, distribution, transportation and delivery of our products. The magnitude and duration of the negative impact to our business from the COVID-19 pandemic cannot be predicted with certainty, but the Company believes COVID-19 is likely to result in an adverse impact on our business, results of operations and financial condition, particularly if ongoing mitigation actions occur for a significant amount of time. Other important risks and uncertainties that could cause actual results to differ materially from our expectations include, among others, risks related to our dependence on key personnel and any changes in our ability to retain key personnel; successful implementation of our growth strategy; risks related to the number of new business initiatives we are undertaking; successful implementation of our growth strategy including our real estate transformation and the number of new Gallery locations that we seek to open and the timing of openings; uncertainties in the current performance of our business including a range of risks related to our operations as well as external economic factors; general economic conditions and the housing market as well as the impact of economic conditions on consumer confidence and spending; changes in customer demand for our products; our ability to anticipate consumer preferences and buying trends, and maintaining our brand promise to customers; decisions concerning the allocation of capital; factors affecting our outstanding convertible senior notes or other forms of our indebtedness; our ability to anticipate consumer preferences and buying trends, and maintain our brand promise to customers; changes in consumer spending based on weather and other conditions beyond our control; strikes and work stoppages affecting port workers and other industries involved in the transportation of our products; our ability to obtain our products in a timely fashion or in the quantities required; our ability to employ reasonable and appropriate security measures to protect personal information that we collect; our ability to support our growth with appropriate information technology systems; risks related to our sourcing and supply chain including our dependence on imported products produced by foreign manufacturers and risks related to importation of such products including risks related to tariffs and other similar issues, as well as those risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in RH’s most recent Form 10-K filed with the Securities and Exchange Commission, and similar disclosures in subsequent reports filed with the SEC, which are available on our investor relations website at ir.rh.com and on the SEC website at www.sec.gov. Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

CONTACTS

PRESS CONTACT

Chelsea Allen, callen@RH.com

INVESTOR RELATIONS CONTACT

Allison Malkin, (203) 682-8225, allison.malkin@icrinc.com